January 21, 2005


Lehman Brothers Inc.
SG Cowen Securities Corporation
Robert W. Baird & Co.
Friedman Billings
Harris Nesbitt Gerard
c/o  Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

Dear Sirs and Mesdames:

The undersigned understands that Lehman Brothers Inc. ("Lehman"), SG Cowen Securities Corporation, Robert W. Baird & Co., Friedman Billings and Harris Nesbitt Gerard (collectively, the "Underwriters") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Tercica, Inc., a Delaware corporation (the "Company"), providing for a public offering (the "Public Offering") by the several Underwriters of shares (the "Shares") of the common stock (par value $0.001 per share) of the Company (the "Common Stock").

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Lehman on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"): (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly ("Transfer"), any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (c) bona fide gifts or other Transfers of shares of Common Stock for no consideration, or (d) Transfers of any shares of Common Stock to any trust for the direct or indirect benefit of the undersigned or to the "immediate family" (meaning any relationship by blood, marriage or adoption, not more remote than first cousin) of the undersigned, provided, however, that in the case of any Transfer or distribution pursuant to clause
(c) or (d), (i) each donee or distributee shall execute and deliver to Lehman a duplicate form of this lock-up agreement, (ii) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such Transfer or distribution (other than a filing on a Form 5 for the Company's fiscal year 2004, which are due no later than February 14, 2005), and (iii) such Transfer or distribution shall not involve a disposition for value.

In addition, notwithstanding the foregoing, if the undersigned is a partnership or limited liability company, the undersigned may transfer the undersigned's shares of Common Stock to partners or members of the undersigned, as applicable, or to the estates of any such partners, or members, and any partner or member who is an individual may transfer any such shares of Common Stock by gift, will or intestate succession; and if the undersigned is a trust, the undersigned may transfer the undersigned's shares of Common Stock to any beneficiary of the undersigned or to the estate of any such beneficiary; and if the undersigned is a corporation, the undersigned may transfer the undersigned's shares of Common Stock to majority-owned subsidiaries of the undersigned, to holders of securities possessing at least 50% of the undersigned's outstanding voting power or to entities under common control with the undersigned; provided, however, that in any such case, it shall be a condition to the Transfer that (i) each transferee shall execute and deliver to Lehman a duplicate form of this lock-up agreement, (ii) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such Transfer (other than a filing on a Form 5 for the Company's fiscal year 2004, which are due no later than February 14, 2005), and (iii) such Transfer shall not involve a disposition for value.

In addition, the undersigned agrees that, without the prior written consent of Lehman on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the Transfer of the undersigned's share of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns; provided, however, that this lock-up agreement shall terminate automatically (i) on March 31, 2005 in the event that no Shares have been purchased and paid for pursuant to the Underwriting Agreement by such date; or (2) if the Underwriting Agreement has not been executed and the Company has informed the Underwriters in writing that it is terminating the Public Offering.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,




RHO VENTURES IV, L.P.
By: Rho Management Ventures IV, L.L.C.,
    General Partner


By: /s/ Mark Leschly
-------------------------
Name:  Mark Leschly
Title: Managing Member



RHO VENTURES IV (QP), L.P.
By: Rho Management Ventures IV, L.L.C.,
    General Partner


By: /s/ Mark Leschly
-------------------------
Name:  Mark Leschly
Title: Managing Member



RHO VENTURES IV, GMBH & CO. BETEILIGUNGS KG
By: Rho Capital Partners Verwaltungs GmbH,
    General Partner


By: /s/ Mark Leschly
-------------------------
Name:  Mark Leschly
Title: Managing Director




RHO MANAGEMENT TRUST I
By: Rho Capital Partners, Inc.,
    as Investment Adviser


By: /s/ Mark Leschly
-------------------------
Name:  Mark Leschly
Title: Managing Partner